SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                   FORM 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report
(Date of earliest Event Reported):                            October 9, 2002


                            VICON FIBER OPTICS CORP.
             (exact name of registrant as specified in its charter)


         Delaware                    0-11057                   13-2615925
(State or other jurisdiction    (Commission title             (IRS Employer
     of incorporation                number)              identification number)
     or organization)


 90 Secor Lane, Pelham Manor, New York                          10803
(address of principal executive offices                       (zip code)


Registrant's telephone number including
area code                                                   (914) 738-5006

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FOR IMMEDIATE FILING AS AN 8-K (AMENDED) FILING WITH THE SEC

Item 4. Change in Registrant's Certifying Accountant

Vicon Fiber Optics Corp. ("the Company") (OTC Bulletin Board, "VFOX") announced today that at a meeting of the Company's Audit Committee of the Board of Directors, held on October 9, 2002, the Committee determined to replace the Company's independent Certifying Accountant, Todres & Company, LLP. ("Todres"). with the firm of Martin A.Weiselberg, and Associates CPA's, LLP, effective immediately.

The reports of Todres on the financial statements for the past two years (2001 and 2000) contained no adverse opinion or disclaimer of opinion. The report for the year ended December 31, 2001 contained a qualification based on the Company's ability to continue as a going concern. Other than this issue the opinions were not qualified or modified as to any other uncertainties, audit scope or accounting principle. Todres has indicated that they have not withdrawn any of their opinions expressed in their auditors' reports for any periods for which they conducted the Company's audits.

In connection with its audits for the two most recent years (2001 and 2000) and through, November 5, 2002, there have been no disagreements with Todres on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Todres would have caused them to make reference thereto in their report on the financial statements for such years.

The Company has requested and received a statement (also filed by Todres with the Commission) stating that it agrees with the above statements.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Vicon Fiber Optics Corp.


                                                        By /s/ Arthur W. Levine
                                                          ----------------------
                                                            Arthur W. Levine
                                                            President